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                                                                   EXHIBIT 10.12

     Special Severance/Retention Plan
     For Executive Officers


     Morgan Products Ltd.

     March 1994





















































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     Morgan Products Ltd.
     Special Severance/Retention Plan for Executive Officers

     Article 1. Establishment of the Plan

          1.1 ESTABLISHMENT OF THE PLAN. Morgan Products Ltd. (the "Company") hereby establishes a severance plan to be known as the Morgan Products Ltd. Special Severance/Retention Plan for Executive Officers" (the "Plan"), as set forth in this document. Upon approval by the Board of Directors, the Plan shall become effective as of March 30, 1994 (the "Effective Date"), or on such other date as the Board shall designate, and shall remain in effect, until the earlier to occur of: (a) March 29, 1999; or (b) the effective date of a Change in Control. The capitalized terms used herein shall have the meanings ascribed to them in Appendix A, attached hereto.

          1.2 PURPOSE OF THE PLAN. The purpose of this Plan is to advance the interests of the Company by encouraging executives to remain with the Company and to continue to devote full attention to the Company's business during a period of substantial uncertainty and potential change in the structure of the Company.

     Article 2. Eligibility and Participation

          2.1 ELIGIBILITY. Individuals eligible to participate in this Plan include the Chief Executive Officer of the Company, and those officers of the Company who report directly to the Chief Executive Officer.

          2.2 ACTUAL PARTICIPATION. Actual participation in this Plan shall be determined by the Committee in accordance with the eligibility criteria set forth in the Plan.

     Article 3. Severance Benefits

          3.1 RIGHT TO SEVERANCE BENEFITS. Subject to the provisions herein, each Participant shall be entitled to receive from the Company Severance Benefits as described in Section 3.3 herein, if, during the Retention Period, the Participant's employment with the Company shall end for any reason specified in Section 3.2 herein as being a Qualifying Termination.

          A Participant shall not be entitled to receive Severance Benefits if he or she is terminated for Cause, or if his or her employment with the Company ends due to death, Disability, Retirement, or due to a voluntary termination of employment by the Participant without Good Reason.

          Notwithstanding the terms and provisions of any other plan or agreement providing for the payment of benefits to a Participant upon employment termination, Severance Benefits provided under this Plan shall only be paid in lieu of any other severance-related payment to which a Participant may otherwise be entitled. This specifically includes, but is not limited to, payments pursuant to the Morgan Products Ltd. Severance Policy other than Acquisition (providing for severance payments upon a qualifying employment termination absent a Change in Control), and the Morgan Products Ltd. Change-in-Control Severance Policy (providing for payments upon a qualifying termination following a Change in Control).








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          3.2  QUALIFYING TERMINATION. Subject to the provisions herein, the occurrence of any one or more of the following events during the Retention Period shall entitle a Participant to be paid the Severance Benefits under this Plan:

          (a) A voluntary termination of the Participant's employment for Good Reason; or

          (b) An involuntary termination of the Participant's employment without Cause.

          Except as provided in Section 3.5 herein, a Qualifying Termination shall not include a termination of employment by reason of death, Disability, or Retirement, voluntary termination without Good Reason, an involuntary termination for Cause, or any termination occurring outside the Retention Period.

          Any involuntary termination of a Participant's employment without Cause must be preceded by notice from the Company at least sixty (60) days prior to the date on which such termination shall become effective. Upon issuance of such notice, all vesting and other restrictions on any long-term incentive awards (including, but not limited to, stock options and Convertible Appreciation Rights) shall immediately terminate.

          3.3 DESCRIPTION OF SEVERANCE BENEFITS. In the event that a Participant becomes entitled to receive Severance Benefits, as provided in Sections 3.1 and 3.2 herein, the Participant shall receive the following Severance Benefits:

          (a) BASE SALARY AND AVERAGE BONUS AWARDS: One and one-half (1.5), multiplied by the sum of: (i) the Participant's Base Salary; and
               (ii) the average of the bonus awards earned by the Participant in the three (3) fiscal years prior to the fiscal year in which the Effective Date of Termination occurs.

          (b)  LONG-TERM INCENTIVES:

               (i) VESTING. All unvested long-term incentive awards which are outstanding as of the Effective Date of Termination shall immediately vest one hundred percent (100%); and

               (ii) PAYOUT OF CONVERTIBLE APPRECIATION RIGHTS. The Accrued Value
                    (as defined in the Convertible Appreciation Rights Plan) of all outstanding Convertible Appreciation Rights shall be paid to Participants in cash, in one (1) lump sum, within forty-five (45) days after the Effective Date of Termination. For this purpose, the Accrued Value shall be determined as of the Effective Date of Termination.

          (c) UNPAID VACATION AND FRINGE BENEFITS. All vacation earned in the fiscal year prior to the fiscal year in which the Effective Date of Termination occurs, but not taken by the Participant, and all vacation accrued by the Participant in the fiscal year in which the Effective Date of Termination occurs, will be paid in cash, within forty-five (45) days following the Effective Date of Termination.






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               In addition, the full fringe benefit program the Company had been providing the Participant will continue for the eighteen (18) month period after termination, except that: (i) group medical benefits will continue beyond the time at which the Participant becomes gainfully employed by and covered under the group insurance program of another firm only to the extent of preexisting conditions not covered by the successor employer's group medical program and only for such eighteen (18) month period; and (ii) salary continuation insurance, under the terms of the Company's insurance policy, will terminate on the last day a Participant shall work.

          (d) PAYOUT. All cash payments set forth in this Section 3.3 shall be made in one (1) lump sum, within forty-five (45) days after the Effective Date of Termination.

          3.4 TERMINATION DUE TO DISABILITY. If a Participant's employment is terminated due to Disability during the term of this Plan, the Participant shall receive his or her Base Salary through the date of termination, at which point in time the Participant's benefits shall be determined in accordance with the Company's retirement, insurance, and other applicable plans and programs then in effect.

          3.5 TERMINATION DUE TO RETIREMENT OR DEATH. If a Participant's employment is terminated by reason of Retirement or death, the Participant's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect; provided, however, that the Committee, at its sole discretion, shall have the authority to provide for full or partial payout in connection with a termination of employment by reason of Retirement or death.

          3.6 TERMINATION FOR CAUSE OR BY A PARTICIPANT OTHER THAN FOR GOOD REASON. If a Participant's employment is terminated either: (a) by the Company for Cause; or (b) by the Participant other than for Good Reason, the Company shall pay the Participant his or her unpaid Base Salary and vacation through the date of termination, at the rate then in effect, plus all other amounts to which the Participant is entitled under any compensation and/or severance plans of the Company, at the time such payments are due, and the Company shall have no further obligations to the Participant under this Plan.

     Article 4. The Company's Payment Obligation

          4.1 PAYMENT OBLIGATIONS ABSOLUTE. Subject to the terms and provisions of this Plan, the Company's obligations to make the payments and the arrangements provided for herein shall be absolute and unconditional. Participants shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provisions of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Plan, except to the extent provided in Article 3 herein.

          4.2 CONTRACTUAL RIGHTS TO BENEFITS. This Plan establishes in each Participant a contractual right to any benefits to which he or she may






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     become entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

     Article 5. Outplacement Assistance

          Each Participant shall be entitled to obtain outplacement assistance of his or her choice following a Qualifying Termination, and shall be reimbursed for the full cost of such outplacement assistance; provided, however, that the maximum cost which shall be reimbursed by the Company is fifteen percent (15%) of the Participant's Base Salary; and, provided further, that such obligation by the Company to reimburse such costs shall terminate on the second anniversary of the Effective Date of Termination. Participants shall be required to submit fee vouchers corresponding to the outplacement assistance, and, subject to the preceding sentence, shall be reimbursed in cash for each qualifying voucher, within forty-five (45) days following the submission of the voucher to the Company.

     Article 6. Successors

          The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof, to expressly assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall be a breach of the Plan, and shall entitle each Participant who is adversely affected thereby to compensation from the Company or its successor in the same amount and on the same terms as he or she would be entitled to hereunder if he or she had terminated his or her employment with the Company voluntarily for Good Reason on the day following the effective date of such succession.

          This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. In the event of a Participant's death at a time when any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan, to the Participant's Beneficiary.

     Article 7. Legal Remedies

          7.1 PAYMENT OF LEGAL FEES. To the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by a Participant as a result of the Company's refusal to provide the Severance Benefits to which the Participant becomes entitled under this Plan, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Plan, or as a result of any conflict between the parties pertaining to this Plan.








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          7.2  ARBITRATION. Each Participant shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Plan settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Participant within fifty (50) miles from the location of his or her job with the Company, in accordance with the rules of the American Arbitration Association then in effect.

          Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Participant, shall be borne by the Company.

     Article 8. Administration

          8.1 COMPENSATION COMMITTEE. This Plan shall be administered by the Committee, which shall have complete authority, in its sole discretion, subject to, and consistent with the express provisions of this Plan, to determine who shall be a Participant and the amount of Severance Benefits payable following a Qualifying Termination, to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of this Plan.

          8.2 INTERPRETATION OF THE PLAN. All questions of any character whatsoever arising in connection with the interpretation of this Plan or its administration or operation shall be submitted to and settled and determined by the Committee. Any such settlements and determinations shall be final and conclusive, and shall bind and may be relied upon by the Company, each of the Participants, and all other parties in interest.

          8.3 DELEGATION OF DUTIES. The Committee may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

          The Committee is authorized to engage accountants, legal counsel, and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under this Plan.

     Article 9. Miscellaneous

          9.1 WITHHOLDING OF TAXES. The Company shall withhold from any amounts payable under this Plan all Federal, state, city, or other taxes as legally shall be required.

          9.2 EMPLOYMENT STATUS. Except as may be provided under any other agreement between a Participant and the Company, the employment of each Participant by the Company is "at will," and may be terminated by either the Participant or the Company at any time.

          9.3 BENEFICIARIES. A Participant may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Participant under this Plan. Such designation must be in the form of a signed writing acceptable to the Committee. The Participant may make or change such designation at any time.







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          9.4  ENTIRE AGREEMENT. This Plan contains the entire understanding of the Company and each Participant with respect to each Participant's entitlement to payments and benefits arising as a result of an employment termination occurring during the Retention Period. No oral or written statement may alter or modify in any manner the provisions of this Plan.

          9.5 GENDER AND NUMBER. Except where otherwise indicated by the context, and masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

          9.6 SEVERABILITY AND CAPTIONS. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included; provided the Plan can continue to be administered consistent with its purpose as stated in Section 1.2 herein. The captions of this Plan are included as a matter of convenience only, and do not in any way affect the terms or intent of any provisions of this Plan.

          9.7 APPLICABLE LAW. To the extent not preempted by the laws of the United States, the laws of the state of Illinois shall be the controlling law in all matters relating to this Plan.

          9.8 AMENDMENT AND TERMINATION. Except as provided in Article 8 herein, this Plan may not be amended, terminated, or discontinued on or after the Effective Date.



































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     Contents
     ___________________________________________________________________________

                                                                            Page

     Article 1. Establishment of the Plan                                     1

     Article 2. Eligibility and Participation                                 1

     Article 3. Severance Benefits                                            1

     Article 4. The Company's Payment Obligation                              4

     Article 5. Outplacement Assistance                                       4

     Article 6. Successors                                                    5

     Article 7. Legal Remedies                                                5

     Article 8. Administration                                                6

     Article 9. Miscellaneous                                                 6

     Appendix A Definitions                                                 A-1






































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     Appendix A Definitions

          Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          "BASE SALARY" means an amount equal to a Participant's base annual salary as of the date of a Qualifying Termination. For this purpose, "Base Salary" shall not include bonuses, long-term incentive compensation, or any remuneration other than base annual salary.

          "BENEFICIARY" means the persons or entities designated or deemed designated by a Participant pursuant to Section 9.3 herein.

          "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          "CAUSE" shall mean the occurrence of any one or more of the following:

          (a) The willful and continued failure by a Participant to substantially perform his or her normal duties (other than any such failure resulting from the Participant's Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his or her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

          (b) The Participant's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

          (c) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act, or failure to act on the Participant's part, shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

          "CHANGE IN CONTROL" shall mean the occurrence of any one or more of the following:

          (a)  Any transaction or series of transactions which, within a twelve
               (12) month period, constitute a change of management or control, which shall be deemed to have occurred whenever;

               (i) At least thirty-five percent (35%) of the then outstanding shares of Common Stock of the Company are [for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof] redeemed by the Company or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Company, or any combination of such redemption, purchase or exchange, or






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               (ii)   At least fifty-one percent (51%) of the Company's assets
                      are acquired by any person(s), firm(s) or entity(ies) whether or not affiliated with the Company for cash, property (including without limitation, stock in any corporation) or indebtedness or any combination thereof, or

               (iii) During any period of two (2) consecutive years (not including any period prior to the execution of this severance policy), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof, or

               (iv) The Company is merged or consolidated with another corporation regardless of whether the Company is the survivor.

          (b) Any substantial equivalent of any such redemption, purchase, exchange, transaction or series of transactions, acquisition, merger or consolidation, which the Board of Directors reasonably determines constitutes such a change of management or control.

          For purposes of the foregoing definition the term "control" shall have the meaning ascribed thereto under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, and the term "management" shall mean both the Chief Executive Officer and the Chief Operating Officer of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMITTEE" shall mean the Compensation Committee of the Board, or such other committee as is appointed by the Board to administer this Plan.

          "COMPANY" means Morgan Products Ltd., a Delaware corporation (including any and all subsidiaries), or any successor thereto as provided in Article 6 herein.

          "DISABILITY" means permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in the exercise of good faith and reasonable judgment, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

          "EFFECTIVE DATE" means the date this Plan is approved by the Board, or such other date as the Board shall designate in its resolution approving this Plan.

          "EFFECTIVE DATE OF TERMINATION" means the date on which a Qualifying Termination occurs which triggers the payment of Severance Benefits hereunder.







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          "GOOD REASON" means, without the Participant's express written consent, the occurrence of any one or more of the following:

          (a) Any material reduction in the Participant's Base Salary below the amount in effect as of the Effective Date (including all increases following the Effective Date);

          (b)  Any significant reduction in the Participant's benefits package;

          (c) Any assignment of new duties that requires the Participant to relocate his or her domicile;

          (d) Any significant reduction or diminution in the duties, responsibilities, or position of the Participant from that in effect as of the Effective Date (including subsequent increases in duties, responsibilities, or position), other than a change that results directly from a change in the organization or form of entity of the Company; or

          (e)  Any dissolution or liquidation of the Company.

               A Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacity due to Disability. A Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

          "PARTICIPANT" means an executive of the Company who is named by the Committee as a Participant in the Plan, as set forth in Article 2 herein.

          "PLAN" means the Morgan Products Ltd. Special Severance/Retention Plan for Executive Officers.

          "QUALIFYING TERMINATION" means any of the events described in
     Section 3.2 herein, the occurrence of which triggers the payment of Severance Benefits described in Section 3.3 herein.

          "RETENTION PERIOD" means the period of time beginning on the Effective Date of this Plan, and ending on the earlier to occur of: (a) March 29, 1999; or (b) the effective date of a Change in Control.

          "RETIREMENT" means a voluntary termination of a Participant's employment following the time when: (a) the Participant has attained age sixty-two (62); or (b) the Participant has attained age fifty-five (55) and has completed at least seven (7) full years of continuous service with the Company.

          "SEVERANCE BENEFITS" means the payment of severance compensation as provided in Article 3 herein.

     April 13, 1994



     Dear    :

     On March 30, 1994, the Board of Directors of Morgan Products Ltd. approved a program entitled "Special Severance/Retention Plan for Executive Officers." As an eligible participant, you have been provided a copy of that Plan.

     This is to advise you that the Board of Directors has authorized me to modify Section 3.3 of that Plan as it applies to you as follows:

     - The multiplier to be used in determining the base salary award referred to in 3.3(a) has been changed from one and one-half (1.5) to two(2).

     - The eighteen (18) month period for continuation of benefits referred to in 3.3(c) has been changed to a twenty-four (24) month period.

     You are being provided these special enhancements to the Plan because we and the Board recognize the key role you will play during the very important transitional months that lie ahead for Morgan Products. In exchange for these improvements, we are asking you to acknowledge that you agree to make a good faith effort to provide your services to Morgan Products for no less than the next twelve (12) month period.

     Sincerely,



     Frank J. Hawley, Jr.               Arthur L. Knight, Jr.
     Chairman of the Board              President
                                        Chief Executive Officer

     Agreed and Acknowledged:


     ____________________________            ____________
                                             Date